UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011

FRESENIUS KABI PHARMACEUTICALS

HOLDING, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1 61352 Bad Homburg v.d.H. Germany
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 23, 2011 Fresenius Kabi Pharmaceuticals Holding, Inc. issued the following press release:

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC. FILES FORM 10-K

FOR APP PHARMACEUTICALS, INC. (APP)

Contingent Value Rights Issued in September 2008 Will Expire Without Value

SCHAUMBURG, Ill. — February 23, 2011 — Fresenius Kabi Pharmaceuticals Holding, Inc., (NASDAQ: APCVZ) today filed its Form 10-K for APP which provides an update on the Contingent Value Rights (CVRs) granted to APP stockholders in September 2008 in conjunction with Fresenius Kabi Pharmaceuticals Holding’s acquisition of APP.

Pursuant to the agreement governing the CVRs, the right to receive a payment with respect to the CVRs was contingent upon APP achieving consolidated cumulative Adjusted EBITDA in excess of $1.268 billion for the measurement period (three years ending December 31, 2010). The consolidated Adjusted EBITDA for the measurement period was $1.126 billion. Since the cumulative Adjusted EBITDA did not exceed the required threshold, CVR holders will not receive any payments on the CVRs and the CVRs will expire without value.

The company will give formal notice to the NASDAQ Capital Market of its intention to deregister under the Securities Exchange Act of 1934 (the “Exchange Act”) and delist the CVRs from the NASDAQ. The Company will also terminate its obligation to file periodic reports, such as a Form 10-K, Form 10-Q or Form 8-K, under the Exchange Act. It is expected that the CVRs will cease trading on NASDAQ on March 4, 2011. The delisting is expected to be made effective by the NASDAQ prior to the end of the first quarter 2011.

The information in this Form 8-K hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, except as set forth by specific reference in such filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

Date:	February 23, 2011	By:	/s/ Richard J. Tajak
Richard J. Tajak Chief Financial Officer